EXHIBIT 10.34

EXECUTION VERSION

CAPITAL CALL AGREEMENT

CAPITAL CALL AGREEMENT, dated as of April 21, 2006, made by Hancock Park Capital II, L.P. (the “Sponsor”), in favor of the Agents and the Lenders referred to below.

W I T N E S S E T H:

WHEREAS, Gordon Biersch Brewery Restaurant Group, Inc., a Tennessee corporation (the “Parent”), Big River Breweries, Inc, a Tennessee corporation (“Big River”), and GB Acquisition Inc., a Tennessee corporation (“GBA” and together with Big River, each a “Borrower” and collectively, the “Borrowers”), each person listed as a “Guarantor” on the signature pages to the Financing Agreement referred to below (together with the Parent, each a “Guarantor” and collectively, the “Guarantors” and together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), the lenders from time to time party thereto (each a “Lender” and collectively, the ”Lenders”), and Ableco Finance LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the Agents and the Lenders (in such capacity, the “Collateral Agent”) and Wells Fargo Foothill, Inc., a California corporation (“Foothill”), as administrative agent for the Agents and the Lenders (in such capacity, the ”Administrative Agent”, and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) have entered into an Amended and Restated Financing Agreement, dated as of October 27, 2004, as amended by the First Amendment and Waiver, dated as of April 11, 2005, the Second Amendment and Waiver dated as of January 4, 2006, and the Third Amendment referred to below (as amended, restated, modified or otherwise changed from time to time, the “Financing Agreement”, all terms used in this agreement which are defined in the Financing Agreement and not otherwise defined in this Agreement shall have the same meanings in this Agreement as set forth in the Financing Agreement), pursuant to which the Agents and the Lenders are to extend credit to the Borrowers consisting of a revolving credit facility and term loans;

WHEREAS, the parties intend to enter into a Third Amendment and Waiver to the Financing Agreement, dated the date hereof (the “Third Amendment”), and it is a condition precedent to the effectiveness of the Third Amendment that the Sponsor shall enter into an agreement for the benefit of the Agents and the Lenders pursuant to which the Sponsor is to make capital contributions to the Parent upon the occurrence of certain events as described herein.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Agents and the Lenders to enter into the Third Amendment and to continue to extend credit to the Borrowers pursuant to the Financing Agreement, the Sponsor hereby agrees for the benefit of the Agents and the Lenders as follows:

1. Consent to the Third Amendment, Etc.

(a) The Sponsor hereby acknowledges and consents to the Third Amendment and hereby waives (i) notice of acceptance and notice of the incurrence of any Obligation by the

Borrowers; (ii) notice of any actions taken by the Agents, the Lenders or any Loan Party with respect to the Third Amendment or under any Loan Document or any other agreement or instrument relating thereto; (iii) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Loan Parties hereunder, the omission of or delay in which, but for the provisions of this Paragraph 1, might constitute grounds for relieving the Sponsor of its obligations hereunder; and (iv) any requirement that the Agents or the Lenders protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any Collateral.

(b) The liability of the Sponsor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Third Amendment or any Loan Document or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any provision of the Third Amendment or any Loan Document other than this Agreement; (iii) any release or amendment or waiver of or consent to any departure from the terms of the Third Amendment or any other Loan Document, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers in respect of the Obligations of the Loan Parties in respect of their obligations hereunder. Each Loan Party hereby irrevocably waives any rights to setoff or reduction of its obligations under this Agreement based on any claim that such Loan Party has against any Person.

2. Capital Contributions to Pay Obligations.

(a) The Sponsor shall fund capital contributions (the “Sponsor Call Contributions”) to the Parent with proceeds to the Parent on or prior to the following dates and in the following amounts (which amounts are (i) in addition to any other capital contributions made prior to such dates and (ii) made in one capital contribution and not a series of capital contributions): (A) an aggregate amount equal to $500,000 on or prior to June 30, 2006, and (B) an aggregate amount equal to $500,000 on or prior to July 31, 2006. Any and all Sponsor Call Contributions shall be made in immediately available funds in United States Dollars. The Sponsor will contribute the Sponsor Call Contributions to the Administrative Agent to be applied by the Administrative Agent as set forth in the Financing Agreement, as amended by the Third Amendment. The parties acknowledge and agree that the proceeds of Sponsor Call Contributions shall be applied to repay the Obligations as set forth in the Financing Agreement, as amended by the Third Amendment.

(b) The Sponsor (i) represents and warrants that it has sufficient unfunded commitments from its partners that are not designated to be used for any other purpose or otherwise restricted in order to fund the Sponsor Call Contributions and (ii) agrees that, prior to funding the Sponsor Call Contributions, it will continue to have sufficient unfunded commitments from its partners that are not designated to be used for any other purpose or otherwise restricted in order to fund the Sponsor Call Contributions.

(c) The Loan Parties agree to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Agents and the Lenders in enforcing their rights under this Agreement.

(d) The Sponsor may meet its obligations pursuant to this Paragraph 2 by causing one of its Affiliates (other than any Loan Party) to make any payments required to be made by the Sponsor under this Agreement, provided that the Sponsor shall remain responsible for the obligations under this Agreement that remain unsatisfied.

(e) The obligations of the Sponsor under this Agreement shall terminate upon the earliest of (i) the payment in full of the principal amount of the Obligations after the termination of all of the Commitments thereunder, and (ii) the funding of all of the Sponsor Call Contributions.

3. Representations and Warranties. The Sponsor hereby represents and warrants to the Agents and the Lenders as follows:

(a) The Sponsor (i) is duly organized, validly existing and in good standing as a limited partnership under the laws of Delaware; and (ii) has all requisite limited partnership power and authority to execute, deliver and perform this Agreement.

(b) The execution, delivery and performance by the Sponsor of this Agreement (i) have been duly authorized by all necessary limited partnership action, (ii) do not and will not contravene the partnership agreement of the Sponsor, or any applicable law or any material contractual restriction binding on or otherwise affecting the Sponsor or any of its properties, and (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except where such suspension, revocation, impairment, forfeiture or nonrenewal is not reasonably likely to have a Material Adverse Effect.

(c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Sponsor of this Agreement.

(d) This Agreement is a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally enforcement of creditors’ rights and by general principles of equity.

(e) There is no pending or, to the best knowledge of the Sponsor, threatened action, suit or proceeding against the Sponsor or to which any of the properties of the Sponsor is subject, before any court or other Governmental Authority or any arbitrator (i) which challenges the validity or enforceability of this Agreement or any of the other Loan Documents to which the Sponsor is a party or (ii) in which there is a reasonable possibility of an adverse decision which may have a Material Adverse Effect.

4. Obligations of the Sponsor and the Loan Parties. The Sponsor and each Loan Party shall, at their expense, at any time and from time to time during the term of this Agreement, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, or otherwise effect the purposes of this Agreement.

5. Miscellaneous.

(a) No failure on the part of the Agents and the Lenders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

(b) No amendment or other modification of this Agreement shall be effective unless it is in writing and signed by the Sponsor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Loan Party or the Sponsor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent.

(c) This Agreement shall be binding on each Loan Party and the Sponsor and its successors and assigns and shall inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their successors, transferees and assigns. Without limiting the generality of the immediately preceding sentence, the Agents and the Lenders may assign or otherwise transfer any of their rights under any other Loan Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agents and the Lenders herein or otherwise, in each case in accordance with the terms and provisions of the Financing Agreement. None of the rights or obligations of any Loan Party or the Sponsor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent. Upon the effectiveness of any such new agreement, all of the assignors’ rights and obligations under this Agreement shall terminate.

(d) All notices, demands or other communications required or permitted hereunder shall be in writing and shall be delivered in accordance with the terms and conditions of the Financing Agreement; if to the Collateral Agent at its address set forth in the Financing Agreement; if to any Loan Party to the address of the Parent as set forth in the Financing Agreement; or if the Sponsor to it at the address set forth on the signature page.

(e) This Agreement shall be governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the Sponsor and the Loan Parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

HANCOCK PARK CAPITAL II, L.P. BY: HANCOCK PARK ASSOCIATES III, LLC, its General Partner

By:
Name: Title:

Address for Notices: Hancock Park Capital II, L.P. 10323 Santa Monica Blvd., Suite 101 Los Angeles, California 90025 Fax: (310) 201-0403 Attention: Michael J. Fourticq, Sr.

Agreed and Acknowledged: GB ACQUISITION, INC.

By:
Name: Title:
BIG RIVER BREWERIES, INC.

By:
Name: Title:
GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

By:
Name: Title:
BIG RIVER PROPERTIES, INC.

By:
Name: Title: